As filed with the Securities and Exchange Commission on March 5, 2012

Registration No. 333-179124

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERFUMANIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	5900	65-0977964
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

35 Sawgrass Drive, Suite 2

Bellport, NY 11713

631-866-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donna Dellomo, Chief Financial Officer

Perfumania Holdings, Inc.

35 Sawgrass Drive, Suite 2

Bellport, NY 11713

631-866-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Matthew C. Dallett Edwards Wildman Palmer LLP 111 Huntington Avenue Boston, Massachusetts 02199-7613 (617) 239-0100	Frederick E. Purches Chairman and Chief Executive Officer Parlux Fragrances, Inc. 5900 N. Andrews Avenue, Suite 500, Fort Lauderdale, FL 33309 (954) 316-9008	Thomas R. McGuigan Squire Sanders (US) LLP 777 S. Flagler Dr., Suite 1900 West West Palm Beach, FL 33401 (561) 650-7200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and the satisfaction or waiver of all other conditions under the merger agreement described in this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Perfumania Holdings Inc. Registration Statement on Form S-4 (Registration No. 333-179124) originally filed with the Securities and Exchange Commission on January 23, 2012, as amended by Amendment No. 1 filed February 23, 2012, is being filed for the sole purpose of amending the exhibit index to include revised Exhibits 8.1 (and the related consent included therein as Exhibit 23.2), 8.2 (and the related consent included therein as Exhibit 23.3), 10.14, and 99.2. This Amendment No. 2 does not relate to the contents of the preliminary joint proxy statement/prospectus that forms a part of the Registration Statement and, accordingly, the joint proxy statement/prospectus has not been included herein.

PART II INFORMATION

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The Perfumania charter states that Perfumania shall indemnify and may advance expenses on behalf of its directors and officers to the fullest extent not prohibited by any law. The Perfumania bylaws are silent with respect to indemnification.

Section 607.0850 of the FBCA grants corporations the authority to indemnify each person who was or is a party or is threatened to be made a party to any suit (other than a suit by or in the right of the corporation) by reason of the fact that the person is or was the corporation’s director or officer, or is or was serving at the corporation’s request as a director or officer of another entity, against liabilities incurred by such person in connection with any such suits, provided the person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe the person’s conduct was unlawful. Section 607.0850 provides further that a corporation may indemnify such a person for expenses (including attorneys’ fees) and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of a suit by or in the right of the corporation, provided such person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation. Section 607.0850 also provides that if a director or officer is successful on the merits or otherwise in defense of any such suits, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Section 607.0850 permits a corporation to pay expenses incurred by a director or officer in any suit in advance of the final disposition of such suit upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Florida law prohibits indemnification or advancement of expenses if a final adjudication establishes that the actions of a director or officer constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a suit by the corporation or in a derivative suit by a stockholder or in a suit by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the FBCA.

Additionally, the merger agreement provides that Perfumania and the surviving corporation will indemnify, hold harmless, and advance claims-related expenses to all past and present directors, officers and employees of Parlux and its subsidiaries in the manner provided in the organizational documents of Parlux and its subsidiaries for claims related to acts or omissions occurring before the effective time of the merger. For a more complete description of the indemnification and insurance provisions in the merger agreement, see “The Merger Agreement—Indemnification and Insurance” on page 131.

Item 21. Exhibits and Financial Statement Schedules.

The exhibits filed as part of this Amendment No. 2 to Form S-4 are listed on the Exhibit Index immediately following the signature page hereto, which Exhibit Index is incorporated herein by reference.

Item 22.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale before such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)(1) The undersigned registrant hereby undertakes as follows: That before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellport, State of New York, on March 2, 2012.

PERFUMANIA HOLDINGS, INC.

By:	/s/ MICHAEL W. KATZ
Michael W. Katz, President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ DONNA L. DELLOMO
Donna L. Dellomo, Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL W. KATZ Michael W. Katz	Director, President and Chief Executive Officer (Principal Executive Officer)	March 2, 2012

* Stephen Nussdorf	Executive Chairman of the Board of Directors	March 2, 2012

* Donna L. Dellomo	Chief Financial Officer (Principal Accounting Officer)	March 2, 2012

* Carole Ann Taylor	Director	March 2, 2012

* Joseph Bouhadana	Director	March 2, 2012

* Paul Garfinkle	Director	March 2, 2012

* By:	/s/ MICHAEL W.KATZ
Michael W. Katz, attorney-in-fact

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated December 23, 2011, among Parlux Fragrances, Inc., Perfumania Holdings, Inc. and PFI Merger Corp. (Incorporated by reference to Exhibit 2.1 to Perfumania’s Form 8-K filed December 23, 2011).*

3.1	Amended and Restated Articles of Incorporation, as amended through August 8, 2008 (Incorporated by reference to Exhibit 3.1 to Perfumania’s Form 10-K filed July 2, 2009).

3.2	Restated Bylaws, as amended through December 23, 2011.**

4.1	Credit Agreement, dated as of January 7, 2011, among Perfumania Holdings, Inc., Quality King Fragrance, Inc., Scents Of Worth, Inc., Five Star Fragrance Company, Inc., Northern Group, Inc., Perfumania, Inc., Magnifique Parfumes and Cosmetics, Inc., Ten Kesef II, Inc., Perfumania.com, Inc., and Perfumania Puerto Rico, Inc., as Borrowers, the other credit parties signatory thereto, as Credit Parties, the lenders signatory thereto from time to time, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent and Swing Line Lender, Bank of America, N.A., as Syndication Agent, Regions Bank and RBS Business Capital, a division of RBS Asset Finance, Inc., as Co-Documentation Agents, and Wells Fargo Capital Finance, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners (the “Credit Agreement”) (Incorporated by reference to Exhibit 10.6 to Perfumania’s Form 10-K filed April 28, 2011).

4.2	Amendment No. 1 to Credit Agreement and Consent, dated December 23, 2011, among Perfumania Holdings, Inc., Quality King Fragrance, Inc., Scents Of Worth, Inc., Five Star Fragrance Company, Inc., Northern Group, Inc., Perfumania, Inc., Magnifique Parfumes And Cosmetics, Inc., Ten Kesef II, Inc., Perfumania.com, Inc., and Perfumania Puerto Rico, Inc., as Borrowers, the other credit parties signatory thereto, as Credit Parties, the lenders signatory thereto from time to time, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent and Swing Line Lender, Bank of America, N.A., as Syndication Agent, Regions Bank and RBS Business Capital, a division of RBS Asset Finance, Inc., as Co-Documentation Agents, and Wells Fargo Capital Finance, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners (Incorporated by reference to Exhibit 10.1 to Perfumania’s Form 8-K filed December 23, 2011).

4.3	Amended and Restated Subordinated Promissory Note, dated as of January 7, 2011, issued by Model Reorg Acquisition, LLC for the benefit of Glenn Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98 (Incorporated by reference to Exhibit 4.1 to Perfumania’s Form 10-K filed April 28, 2011).

4.4	Amended and Restated Subordinated Promissory Note, dated as of January 7, 2011, issued by Model Reorg Acquisition, LLC for the benefit of Glenn Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98 (Incorporated by reference to Exhibit 4.2 to Perfumania’s Form 10-K filed April 28, 2011).

4.5	Amended and Restated Subordinated Promissory Note, dated as of January 7, 2011, issued by Model Reorg Acquisition, LLC for the benefit of Stephen Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98 (Incorporated by reference to Exhibit 4.3 to Perfumania’s Form 10-K filed April 28, 2011).

4.6	Amended and Restated Subordinated Promissory Note, dated as of January 7, 2011, issued by Model Reorg Acquisition, LLC for the benefit of Stephen Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98 (Incorporated by reference to Exhibit 4.4 to Perfumania’s Form 10-K filed April 28, 2011).

4.7	Amended and Restated Subordinated Promissory Note, dated as of January 7, 2011, issued by Model Reorg Acquisition, LLC for the benefit of Arlene Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98 (Incorporated by reference to Exhibit 4.5 to Perfumania’s Form 10-K filed April 28, 2011).

4.8	Amended and Restated Subordinated Promissory Note, dated as of January 7, 2011, issued by Model Reorg Acquisition, LLC for the benefit of Arlene Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98 (Incorporated by reference to Exhibit 4.6 to Perfumania’s Form 10-K filed April 28, 2011).

4.9	Amended and Restated Subordinated Promissory Note, dated as of January 7, 2011, issued by Model Reorg Acquisition, LLC for the benefit of Quality King Distributors, Inc. (Incorporated by reference to Exhibit 4.7 to Perfumania’s Form 10-K filed April 28, 2011).

4.10	Nussdorf Subordinated Secured Convertible Note and Security Agreement dated March 9, 2004, with Amendments dated as of January 24, 2006 and August 11, 2008 (Incorporated by reference to Exhibit 4.8 to Perfumania’s Form 10-K filed July 2, 2009).

4.11	Subordination Agreement dated as of January 7, 2011, among Glenn Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, Glenn Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Stephen Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, Stephen Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Arlene Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, and Arlene Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders under the Credit Agreement (Incorporated by reference to Exhibit 4.9 to Perfumania’s Form 10-K filed April 28, 2011).

4.12	Subordination Agreement dated as of January 7, 2011, among Quality King Distributors, Inc., and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders under the Credit Agreement (Incorporated by reference to Exhibit 4.10 to Perfumania’s Form 10-K filed April 28, 2011).

4.13	Subordination Agreement dated as of January 7, 2011, among Perfumania Holdings, Inc., Stephen Nussdorf, Glenn Nussdorf, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders under the Credit Agreement (Incorporated by reference to Exhibit 4.11 to Perfumania’s Form 10-K filed April 28, 2011).

4.14	Form of Warrant issued to the former Model Reorg, Inc. shareholders on August 11, 2008 (Incorporated by reference to Exhibit 4.8 to Perfumania’s Form 10-Q filed December 17, 2008).

5.1	Opinion of Edwards Wildman Palmer LLP.**

8.1	Opinion of Edwards Wildman Palmer LLP as to tax matters.

8.2	Opinion of Squire Sanders (US) LLP as to tax matters.

9.1	Voting Agreement, dated December 23, 2011, among Glenn Nussdorf, Stephen Nussdorf, Arlene Nussdorf and Parlux Fragrances, Inc. (Incorporated by reference to Exhibit 10.2 to Perfumania’s Form 8-K filed December 23, 2011).

10.1	2010 Equity Incentive Plan (Incorporated by reference to Appendix A to Perfumania’s Proxy Statement filed September 23, 2010).

10.2	2000 Stock Option Plan, as amended, including form of option agreement (Incorporated by reference to Exhibit 10.2 to Perfumania’s Form 10-K filed July 2, 2009).

10.3	2000 Directors Stock Option Plan, including form of option agreement (Incorporated by reference to Exhibit 10.3 to Perfumania’s Form 10-K filed July 2, 2009).

10.4	Lease Agreement between Perfumania, Inc. and Victory Investment Group, LLC, dated October 21, 2002 (Incorporated by reference to Exhibit 10.4 to Perfumania’s Form 10-K filed July 2, 2009).

10.5	Sub-Sublease, dated as of October 1, 2007, by and between Quality King Distributors, Inc. and Model Reorg, Inc. (Incorporated by reference to Exhibit 10.6 to Perfumania’s Form 10-Q filed December 17, 2008).

10.6	Registration Rights Agreement dated August 11, 2008 by and among the Company and the former Model Reorg, Inc. shareholders (Incorporated by reference to Exhibit 10.2 to Perfumania’s Form 10-Q filed December 17, 2008).

10.7	Services Agreement, dated as of August 11, 2008, between the Company and Quality King Distributors, Inc. (Incorporated by reference to Exhibit 10.3 to Perfumania’s Form 10-Q filed December 17, 2008).

10.8	Amended and Restated Agreement, dated as of August 1, 2008, by and between Model Reorg Acquisition, LLC, Quality King Distributors, Inc., and Michael W. Katz, together with related Promissory Note and Guaranty (Incorporated by reference to Exhibit 10.4 to Perfumania’s Form 10-Q filed December 17, 2008).

10.9	Voting Agreement, dated December 23, 2011, among Glenn Nussdorf, Ruth Nussdorf and Perfumania Holdings, Inc. (Incorporated by reference to Exhibit 10.3 to Perfumania’s Form 8-K filed December 23, 2011).

10.10	Voting Agreement, dated December 23, 2011, among Perfumania Holdings, Inc., JM-CO Capital Fund, LLC, Jacavi Investments, LLC, Aqua Capital Fund, LLC, Jacqueline Maria Garcia 2006 Family Trust, Carolina Marie Garcia 2006 Family Trust and the Irrevocable Trust for Victor Garcia (Incorporated by reference to Exhibit 10.4 to Perfumania’s Form 8-K filed December 23, 2011).

10.11	Form of Voting Agreement, dated December 23, 2011, between Perfumania Holdings, Inc. and each of Frederick E. Purches, Frank A. Buttacavoli, Raymond J. Balsys, Anthony D’Agostino, Esther Egozi Choukroun, Glenn Gopman and Robert Mitzman (Incorporated by reference to Exhibit 10.5 to Perfumania’s Form 8-K filed December 23, 2011).

10.12	Stockholders Agreement, dated as of December 23, 2011, by and among Perfumania Holdings, Inc., Rene Garcia, JM-CO Capital Fund, LLC, Jacavi Investments, LLC, Aqua Capital Fund, LLC, Jacqueline Maria Garcia 2006 Family Trust, Carolina Marie Garcia 2006 Family Trust and the Irrevocable Trust for Victor Garcia. **

10.13	Letter Agreement, dated December 23, 2011, by and among Perfumania Holdings, Inc., Parlux Fragrances, Inc., Artistic Brands Development, LLC and Rene Garcia.**

10.14	Letter Agreement, dated December 23, 2011, by and among Perfumania Holdings, Inc., Artistic Brands Development, LLC, S Carter Enterprises, LLC and Shawn Carter. (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

21.1	Subsidiaries of Perfumania.**

23.1	Consent of Edwards Wildman Palmer LLP (included in Exhibit 5.1 hereto).**

23.2	Consent of Edwards Wildman Palmer LLP (included in Exhibit 8.1 hereto).

23.3	Consent of Squire Sanders (US) LLP (included in Exhibit 8.2 hereto).

23.4	Consent of Deloitte & Touche LLP.**

23.5	Consent of J.H. Cohn LLP.**

23.6	Consent of Marcum LLP.**

24.1	Powers of attorney.**

99.1	Form of Proxy Card of Perfumania.**

99.2	Form of Proxy Card of Parlux.

99.3	Consent of Financo Securities LLC.**

99.4	Consent of Peter J. Solomon Company.**

99.5	Consent of American Appraisal Associates, Inc.**

99.6	Consent of Frederick E. Purches.**

99.7	Consent of Anthony D’Agostino.**

99.8	Consent of Esther Egozi Choukroun.**

99.9	Consent of Glenn Gopman.**

99.10	Consent of Robert Mitzman.**

101.INS	XBRL Instance Document.†**

101.SCH	XBRL Taxonomy Extension Schema Document.†**

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.†**

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.†**

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.†**

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.†**

*	The schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K of the SEC. Perfumania will furnish the omitted schedules to the SEC upon request therefor by the SEC.
**	Previously Filed.
†	Pursuant to Rule 406T of Regulation S-T of the SEC, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act or Section 18 of the Exchange Act and otherwise are not subject to liability under those sections.